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                                                                    EXHIBIT 3.29

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 03; 00 PM 03/16/1999
                                                       991102538 - 3017292

                          CERTIFICATE OF INCORPORATION

                                       OF

                          PATHSOURCE-NEW ENGLAND, INC,

                           - A Delaware Corporation -

          FIRST: NAME. The name of the corporation is PathSOURCE - New England, Inc. (hereinafter referred to as the "Corporation").

          SECOND: REGISTERED OFFICE AID REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: PURPOSE. The purpose of the Cooperation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation shall possess and may exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law or this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation set forth in the preceding sentence hereof.

          FOURTH: CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.

          FIFTH: INCORPORATOR. The name and mailing address of the sole incorporator of the Corporation are Sandra J. Mitchell, c/o Richards & 0'Neil, LLP, 885 Third Avenue, New York, New York 10022-4873.

          SIXTH: MANAGEMENT OF THE AFFAIRS OF THE CORPORATION. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholder:

               (1) The election of directors may be conducted in any manner provided in the By-laws of the Corporation, and need not be by written ballot

               (2) The Board of Directors shall have the power to make, adopt, alter amend or repeal the By-laws of the Corporation.

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          SEVENTH: REORGANIZATION. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receives appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditor, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of the Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          EIGHTH: LIABILITY OF DIRECTORS. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (it) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the provisions of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article EIGHTH at the time of such repeal or modification.

          THE UNDERSIGNED, being the sole incorporator of the Corporation, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby sign this Certificate of Incorporation this 16th day of March, 1999.

                                                     INCORPORATOR:


                                                     /s/ Sandra J. Mitchell
                                                     ---------------------------
                                                     Sandra J. Mitchell

                                       -2-
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                                                       STATE OF DELWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 06/27/2001
                                                      010310319 - 301 7292

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is

                         PATHSOURCE - NEW ENGLAND, INC.

          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on    June 1, 2001


   /s/ Gregory A. Marsh
   -------------------------------
   Gregory A. Marsh, VP/Sec/Treas

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           CERTIFICATE OF INCORPORATION
                                       OF
                         PATHSOURCE - NEW ENGLAND, INC.

     PathSOURCE - New England, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

     FIRST: That on December 11, 2001 the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting the proposed amendment to the sole stockholder of the Corporation for its consideration and approval. The proposed amendment is as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is amended by deleting Article FIRST in its entirety and by substituting in lieu thereof a new Article FIRST to read as follows:

     "FIRST: NAME. The name of the corporation is AmeriPath New England, Inc. (hereinafter referred to as the 'Corporation')."

     SECOND: That thereafter on December 11, 2001, the sole stockholder of the Corporation adopted the proposed amendment by written consent in accordance with
Section 228 of the Delaware Corporation Law.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, PathSOURCE - New England, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer this 11 day of December, 2001.

                                               PATHSOURCE - NEW ENGLAND, INC.


                                               By: /s/ Gregory A. Marsh
                                                   -----------------------------
                                                   Gregory A. Marsh
                                                   Vice President

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 05:00 PM 12/13/2001
                                                      010641754 - 3017292